SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.


                                 FORM 8-K


                              CURRENT REPORT


                Pursuant to Section 13 of 15(d) of the
                    Securities Exchange Act of 1934


                           August 23, 2000

           Date of Report (date of earliest event reported)


                   CAPTAIN'S MANAGEMENT CORP., INC.
         Exact name of Registrant as Specified in its Charter


      	Nevada		                   		0-29161	                		88-0448017
  ---------------------				   -----------------------	  ----------------------
State or Other Jurisdiction			Commission File		    IRS Employer Identification
    Of Incorporation	           			Number	                  		Number


                468 North Camden Drive  Beverly Hills, CA 90210
          Address of Principal Executive Offices, Including Zip Code

                                 (310) 585-5569
             Registrant's Telephone Number, Including Area Code




Item 5. Other Events.

On August 23, 2000 Captain's Management Corporation, Inc. (also known as "Kiosk Solutions and Management, Inc." or "KSMI"), a Nevada corporation, entered into an agreement with Malco Theatres, Inc. for the deployment of KSMI's revenue-sharing PLASMA WALL SYNAMIC DISPLAY technologies, creating new and significant promotional outlets and revenue streams for the nationally recognized exhibitor. KSMI developed the PLASMA WALL DYNAMIC DISPLAY, consisting of four paneled plasma screens, integrated software for controlling the transmission, and a site-based server which stores content for the Dynamic Display, for broadcasting high-quality, high-speed images and sound in high-traffic public areas.

By using Captain's Management's display operating system software and the Plasma Wall Dynamic Display technology of Captain's KSMI operations, the agreement with Malco will allow various advertising sites in Malco's theatres. Captain's technology will allow for broadcasting of "trailers" or other promotional materials relating to attractions and concessions at the Malco theatres. Malco provides over 32 movie theatre sites with over 230 screens.

The agreement will allow both local and national advertisers to reach the Malco theatre customer through a new high tech media method.

NOTE REGARDING PROJECTIONS AND FORWARD LOOKING STATEMENTS
This statement includes projections of future results and "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this Registration Statement, other than statements of historical fact, are forward-looking statements. Although Management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this Statement, including, without limitation, in conjunction with those forward-looking statements contained in this Statement.

Captain's Management Corporation, Inc.




Exhibits:




10.1  KSMI (Captain's Management) and Malco Theatre development agreement.




                                  SIGNATURES

     	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPTAIN'S MANAGEMENT CORP., INC.

Dated: August 23, 2000

By:___________________________________________
  	Jimmy H. Jin